Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-139864 on Form S-3 of our report dated February 2, 2007 (which report expresses an unqualified opinion), related to the 2006 financial statements of Woodbridge Apartments of Louisville II, L.P., appearing in this Current Report on Form 10-K of America First Tax-Exempt Investors, L.P. for the year ended December 31, 2008.

/s/ Katz, Sapper & Miller, LLP
Indianapolis, Indiana
February 27, 2009